EXHIBIT 23.2

SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO  *   MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 25, 2014 relating to the consolidated financial statements of Portage Biotech Inc. appearing in the Company’s Annual Report on Form 20-F for the year ended March 31, 2014.

/s/SCHWARTZ LEVITSKY FELDMAN LLP

Toronto, Ontario, Canada                                                                                                           Chartered Accountants
March 17, 2015                                                                                                              Licensed Public Accountants

2300 YONGE STREET, SUITE 1500, BOX 2434, TORONTO, ON M4P 1E4
TEL: 416.785.5353,  FAX: 416.785.5663